UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report
(Date of earliest event reported):

March 1, 2011

FIRST FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17122	57-0866076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 Mall Drive, Charleston, South Carolina	29406
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code:  (843) 529-5933

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On March 1, 2011, First Financial Holdings, Inc. (“First Financial”) and First Federal Savings and Loan Association of Charleston (“First Federal”), a wholly-owned subsidiary of First Financial, announced that A. Thomas Hood stepped down as President of First Federal and resigned as a director of First Financial and First Federal.  This resignation occurred as a result of a medical disability.

(c) (d)  On February 24, 2011, First Financial appointed R. Wayne Hall to its Board of Directors effective March 1, 2011 to fill the vacancy created by Mr. Hood’s resignation. Mr. Hall has served as President and Chief Executive Officer of First Financial and as Chief Executive Officer and a director of First Federal since May 10, 2010.  Because Mr. Hall is a member of management, it is anticipated that he will serve only on the Executive Committee of the Board of Directors.  Mr. Hall also was appointed the President of First Federal by its Board of Directors.

There are no family relationships between Mr. Hall and any director or other executive officer of First Financial and First Federal and he was not appointed as a director pursuant to any arrangement or understanding with any person.  Mr. Hall has not engaged in any transaction with First Financial or First Federal that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

(e) In connection with Mr. Hood’s resignation, First Financial, First Federal and Mr. Hood entered into a Separation and Release Agreement ("Agreement") pursuant to which Mr. Hood’s employment agreement with First Financial and First Federal was terminated.  Under the Agreement, Mr. Hood will receive $541,785 payable in three installments through July 1, 2012.  The Agreement also provides for continued coverage of Mr. Hood under First Financial's Directors' and Officers' Liability Insurance. In addition, the Agreement provides that Mr. Hood shall be eligible for the continued preferential mortgage loan interest rate provided under First Financial's Employee Loan Rate for mortgage loans on his primary residence until March 1, 2016.  The foregoing description of the Separation and Release Agreement is qualified in its entirety by reference to the copy of such agreement that is included as Exhibit 10.1 to this Current Report and incorporated by reference to this Item 5.02.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:
               The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

Exhibit No.                   Description

10.1	Separation Agreement and General Release Between First Financial Holdings, Inc., First Federal Savings and Loan Association of Charleston and A. Thomas Hood

99.1	Press release dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

DATE: March 1, 2011	By: /s/ Blaise B. Bettendorf
Blaise B. Bettendorf
Executive Vice President and Chief Financial Officer